UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 29, 2006, Parallel Petroleum Corporation, through its subsidiary, Parallel, L.P., completed oil and gas property acquisitions under an Agreement (Producing Wells) and a separate Farmout Agreement with each of five unaffiliated third parties for the acquisition of additional interests in Parallel’s Barnett Shale gas project in Tarrant County, Texas. Under the Agreement (Producing Wells), Parallel purchased an approximate 8.4% working and 6.0% net revenue interest in sixteen wells that have been drilled, together with the related documents, infrastructure, pipeline, equipment and personal property, and a proportionate interest in certain entities providing related equipment and services. The Company’s base working interest in the sixteen wells has increased from approximately 28.0% to approximately 36.4% as a result of the acquisition. The additional interests were acquired from the five unaffiliated parties for a total cash purchase price of approximately $5.5 million. Parallel financed the cash purchase price with loan proceeds drawn under its existing senior revolving credit facility led by Citibank Texas, N.A. and BNP Paribas. The effective date of the acquisition is March 1, 2006.

In addition to the acquisition of the additional working interests in the sixteen wells, Parallel also entered into a Farmout Agreement with each of the five unaffiliated parties. Under the Farmout Agreements, Parallel has an option, but not the obligation, to pay for certain costs on behalf of such parties, as wells are drilled, in exchange for their conveyance to Parallel of one-half of their respective interests in the undeveloped leasehold. Under terms of the Farmout Agreements, if Parallel pays future costs on behalf of the five parties in the aggregate amount of $20.4 million, the Company will have earned all rights to the undeveloped leasehold interests. If, at anytime prior to having paid $20.4 million on behalf of the five parties, Parallel elects not to pursue additional development of the leasehold, Parallel will reassign any unearned interests back to the five parties and will incur no future capital obligations.

Parallel has no material relationship with any of the five selling parties, other than in respect of the Agreement (Producing Wells) and the Farmout Agreements.

All of the properties acquired on March 29, 2006 secure the payment and performance of Parallel’s indebtedness and obligations under its senior Third Amended and Restated Credit Agreement and its junior Second Lien Term Loan Agreement.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

It is impractical to provide the financial statements required by Item 9.01 of this Current Report on Form 8-K at the time of filing hereof. Such financial statements will be filed not later than June 14, 2006.

(c)	Exhibits

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2

Agreement (Producing Wells), dated as of March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Agreements (Producing Wells) entered into between Parallel, L.P. and the four other sellers parties thereto, except as described in Schedule A hereto.

10.3

Farmout Agreement, dated March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Farmout Agreements entered into between Parallel, L.P. and the four other sellers parties thereto, except as described in Schedule A hereto.

Schedule A

Parallel, L.P. has entered into separate Agreements (Producing Wells) with five selling parties. Set forth as Exhibit 10.2 to this Current Report on Form 8-K is the Agreement (Producing Wells), dated March 31, 2006, between Parallel L.P. and Fulcrum Partners, Ltd.

Parallel, L.P. also entered into separate Farmout Agreements with these same five parties. Set forth as Exhibit 10.3 to this Current Report on Form 8-K is the Farmout Agreement, dated March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd.

All of the Agreements (Producing Wells) and Farmout Agreements are substantially identical, except for (1) the name of each seller, (2) the size of the working interest sold by each seller, (3) the purchase price paid to each seller and (4) the maximum amount of Parallel’s payment obligations under each Farmout Agreement, if Parallel elects to pay all of the costs associated with the development of the undeveloped leasehold interests. Set forth below is a table showing the name of each selling party, the cash purchase price paid by Parallel to each such seller and the maximum amount to be paid by Parallel on behalf of each such seller under terms of its respective Farmout Agreement, assuming Parallel elects to pay such costs:

Name of Seller	Cash Purchase Price	Amount Payable Under Farmout Agreement at Parallel’s Option

Fulcrum Partners, Ltd.	$3,000,000.00	$11,000,000.00

Abraham Oil & Gas, Ltd.	$1,146,535.91	$4,231,674.99

Marvin L. Cooper	$461,032.87	$1,735,275.30

Cooper Family Irrevocable Trust	$461,032.87	$1,735,275.30

CKC Investments, Inc.	$461,032.87	$1,735,275.30

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 4, 2006

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of December 23, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Compass Bank, Comerica Bank, Bank of Scotland, Fortis Capital Corp., Western National Bank and Citibank, F.S.B. (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 23, 2005 and filed with the Securities and Exchange Commission on December 30, 2005)

10.2

Agreement (Producing Wells), dated as of March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Agreements (Producing Wells) entered into between Parallel, L.P. and the four other sellers parties thereto, except as described in Schedule A hereto.

10.3

Farmout Agreement, dated March 31, 2006, between Parallel, L.P. and Fulcrum Partners, Ltd., which agreement is substantially identical to four other Farmout Agreements entered into between Parallel, L.P. and the four other sellers parties thereto, except as described in Schedule A hereto.